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                                                                    Exhibit 10.7

                                                      June 25, 2002



BY HAND - PERSONAL AND CONFIDENTIAL
-----------------------------------

Mr. Paul Looney
Biopure Corporation
11 Hurley Street
Cambridge, MA 02141

Dear Paul:

         This letter agreement ("Letter Agreement") sets forth and confirms the understanding between you and Biopure Corporation (the "Company") relating to your resignation of your employment with the Company. By signing this Letter Agreement and the accompanying General Release and Waiver of All Claims, you hereby agree to the following terms and conditions:

         1.        RESIGNATIONS/HIRING AS CONSULTANT

                  a. RESIGNATION AS PRESIDENT, DIRECTOR AND CHIEF OPERATING OFFICER. You have advised us that you resign your employment with the Company as President and Director effective as of June 25, 2002; your resignation has been and is hereby accepted. Further, you have advised the Company that you will resign your employment with the Company as Chief Operating Officer, and any other position with the Company, effective as of the close of business on August 15, 2002 (or such other date as may be mutually agreed upon) (the "Resignation Date").

                  b. HIRING AS CONSULTANT. Conditioned on your signing, on the Resignation Date, the General Release and Waiver of All Claims that is attached as Exhibit A to this Agreement, the Company will agree to retain you on a consulting basis. The terms and conditions of your engagement as a consultant are set forth in the Consulting Agreement that is attached as Exhibit C.

         2.       ADDITIONAL PAY AND ASSOCIATED BENEFITS.

                  a. REGULAR PAY. The Company will pay you your regular rate of pay, on a bi-weekly basis, through the Resignation Date. You agree that, after the Resignation Date, the Company will owe you no additional compensation, except as provided in any consulting agreement.

                  b. STOCK OPTIONS. The Company has previously issued to you stock option agreements (the "Option Agreements") which set forth various vesting schedules with respect to the stock options granted under the Option Agreements. Notwithstanding any inconsistent terms of the Option Agreements, all options granted to you that have not vested by the terms of the

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Option Agreements on or prior to the Resignation Date shall vest on the
Resignation Date. All of your options, whether previously vested or that vest pursuant to the preceding sentence of this Letter Agreement, may be exercised by you at any time or from time to time during the three years (36 months) following the Resignation Date.

                  c. GROUP HEALTH INSURANCE. Your rights under the so-called COBRA statute and parallel state laws (which give you the right to continue participating, for a period of eighteen (18) months, in any of the Company's group medical and dental insurance plans in which you are currently participating), shall become effective as of the first day following the Resignation Date. The Company will make any payment necessary under COBRA to continue your medical and dental insurance for a period of one year following the Resignation Date. You must notify the Company within 60 days of the Resignation Date whether you intend to elect to continue your health coverage under COBRA after August 16, 2003. The Company has provided to you, or will provide to you on or before the Resignation Date, the COBRA Form which explains in detail your rights under COBRA.

                  d. VACATION PAY. You will receive the value of your unused, earned vacation time pay accrued as of the Resignation Date, less all applicable deductions and withholdings.

                  e. OTHER BENEFITS. Any other benefits (including your coverage under any Company insurance plan and your participation the Company's 401K plan) will operate or terminate in accordance with the terms of the plan.

         3. REASONABLE TRANSITION. In connection with fulfilling your obligations under the Consulting Agreement, you agree to cooperate with the Company in accomplishing a transition of your duties and responsibilities.

         4. NON-DISPARAGEMENT. You agree that neither you nor anyone acting at your behest or on your behalf shall disparage, defame, criticize or comment in any negative manner on the business, employment or personnel practices of the Company or any of its subsidiaries or affiliates, or any of its or their current, former or future officers, directors, shareholders, investors, employees, representatives, agents or attorneys.

         5. CONFIDENTIALITY OF AGREEMENT. You further agree that neither you nor anyone acting at your behest or on your behalf shall discuss with anyone other than your spouse, your legal advisors and your tax advisors (the "Permitted Disclosees") the terms and conditions of this Letter Agreement, provided, however, that you inform each such Permitted Disclosee of the confidential nature of this Letter Agreement and of his/her obligation not to disclose it further. Nothing in this Section 5 shall prevent you from (1) complying with compulsory legal process, provided, however, that, to the extent possible, notice of such process is promptly given to the Company such that the Company shall have the opportunity to oppose disclosure; or (2) making disclosures which by law cannot be prohibited.

         6. PRIOR AGREEMENTS. You and the Company are parties to (1) the Employment Agreement, dated June 9, 1999 (the "Employee Agreement"), and (2) The Employee Agreement Concerning Protection of Company Property and the Arbitration of Legal Disputes (the

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"Company Property and Arbitration Agreement"), copies of which agreements are attached as Exhibit D to this Letter Agreement. You understand and acknowledge that certain terms and conditions of the Employment Agreement and/or the Company Property and Arbitration Agreement (e.g., non-compete, non-solicitation, confidentiality)which, by the terms of the respective agreement, survive the termination of your employment relationship with Biopure (including but not limited to any non-competition or confidentiality obligations) are unaffected by this Letter Agreement and by the Company's Release and Waiver of Claims. Subject to the foregoing, the Employment Agreement and the Company Property and Arbitration Agreement are otherwise terminated and superseded by this Letter Agreement.

         7. RELEASES. In return for the payments and benefits provided to you as set forth in paragraphs 2 above, YOU AGREE TO SIGN ON THE RELEASE DATE A FINAL AND BINDING GENERAL RELEASE AND WAIVER OF ALL CLAIMS AGAINST THE COMPANY, ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS , SERVANTS, REPRESENTATIVES, ATTORNEYS, INSURERS, SUCCESSORS AND ASSIGNS IN THE FORM ATTACHED HERETO AS EXHIBIT A (THE "EMPLOYEE RELEASE AND WAIVER"), WHICH INCLUDES ALL CLAIMS ARISING OUT OF OR RELATING TO YOUR HIRING, EMPLOYMENT, OR TERMINATION OF EMPLOYMENT. NOTWITHSTANDING YOUR HAVING SIGNED THE RELEASE AND WAIVER, YOU AND THE COMPANY AGREE THAT THE RELEASE AND WAIVER WILL NOT AFFECT THE RIGHTS AND RESPONSIBILITIES OF THE U.S. EQUAL EMPLOYMENT OPPORTUNITY COMMISSION ("EEOC") TO ENFORCE THE ANTI-DISCRIMINATION LAWS OF THE UNITED STATES AND FURTHER AGREE THAT THE RELEASE AND WAIVER WILL NOT BE USED TO JUSTIFY INTERFERING WITH YOUR RIGHT TO PARTICIPATE IN AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EEOC. YOU REPRESENT AND WARRANT THAT YOU KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS OR CLAIMS ARISING PRIOR TO YOUR EXECUTION OF THIS LETTER AGREEMENT AND THE RELEASE AND WAIVER THAT YOU MAY HAVE AGAINST THE COMPANY AND/OR OTHER RELEASED PERSONS TO RECEIVE ANY PAYMENT, BENEFIT OR REMEDIAL RELIEF AS A CONSEQUENCE OF ANY CHARGE FILED WITH THE EEOC AND/OR ANY LITIGATION PURSUED BY THE EEOC CONCERNING ANY FACTS ALLEGED IN ANY SUCH CHARGE. Except as otherwise set forth in this section, you represent and warrant that you have never commenced or filed, and covenant and agree never to commence, file, aid or solicit or in any way prosecute or cause to be commenced or prosecuted against any Releasee (as defined in Exhibit A) any legal proceeding or the making of any legal claim against the Company. To the extent you would become eligible for relief pursuant to a third party action regardless of compliance with this paragraph, you will refuse any such relief or, at the Company's option, pay such monetary relief to the Company. The Company will execute the Release and Waiver of Claims attached hereto as Exhibit B.

         8.       REPRESENTATIONS AND RECITALS.  You represent that:

                  a. THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY OF YOUR CHOOSING CONCERNING THE RIGHTS WAIVED IN THIS LETTER AGREEMENT. YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS LETTER AGREEMENT, AND ARE KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS LETTER AGREEMENT AND AGREEING TO PROVIDE THE RELEASE AND WAIVER OF CLAIMS.

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                  b. YOU UNDERSTAND THAT YOU HAVE NO LESS THAN TWENTY-ONE (21)
CALENDAR DAYS TO REVIEW THIS LETTER AGREEMENT AND THE RELEASE AND WAIVER OF CLAIMS PRIOR TO THEIR SIGNING. IF AT ANY TIME PRIOR TO THE END OF THE TWENTY-ONE
(21) DAY PERIOD YOU SIGN THIS LETTER AGREEMENT, YOU ACKNOWLEDGE THAT SUCH EARLY SIGNING IS A KNOWING AND VOLUNTARY WAIVER OF YOUR RIGHT TO CONSIDER THIS LETTER AGREEMENT TWENTY-ONE (21) DAYS AND IS DUE TO YOUR BELIEF THAT YOU HAVE HAD AMPLE TIME IN WHICH TO CONSIDER AND UNDERSTAND THIS LETTER AGREEMENT AND IN WHICH TO REVIEW THIS LETTER AGREEMENT WITH AN ATTORNEY.

                  c. YOU UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS AFTER YOU SIGN THIS LETTER AGREEMENT AND RELEASE AND WAIVER OF CLAIMS, YOU MAY REVOKE THE AGREEMENT AND RELEASE AND WAIVER OF CLAIMS BY GIVING NOTICE IN WRITING OF SUCH REVOCATION TO ATTN: SECRETARY, BIOPURE CORPORATION AT 11 HURLEY STREET, CAMBRIDGE, MASSACHUSETTS 02141, BY (A) FIRST CLASS U.S. MAIL, POSTMARKED WITHIN SEVEN (7) DAYS OF THE SIGNING OF THIS LETTER AGREEMENT, OR (B) HAND DELIVERY WITHIN SEVEN (7) DAYS OF EXECUTION OF THIS LETTER AGREEMENT. IF AT ANY TIME AFTER THE END OF THE SEVEN (7) DAY PERIOD YOU ACCEPT ANY OF THE CONSIDERATION PROVIDED BY THE COMPANY, AS DESCRIBED IN PARAGRAPH 2 OF THIS LETTER AGREEMENT, SUCH ACCEPTANCE WILL CONSTITUTE AN ADMISSION BY YOU THAT YOU DID NOT REVOKE THIS AGREEMENT DURING THE REVOCATION PERIOD AND WILL FURTHER CONSTITUTE AN ADMISSION BY YOU THAT THIS LETTER AGREEMENT HAS BECOME EFFECTIVE AND ENFORCEABLE.

                  d. YOU UNDERSTAND THAT YOU WILL NOT BE ENTITLED TO RECEIVE ANY OF THE COMPENSATION AND BENEFITS SET FORTH IN PARAGRAPHS 2 ABOVE (EXCEPT TO THE EXTENT HEALTH CARE BENEFIT CONTINUATION IS REQUIRED BY LAW) UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED, AND SHOULD YOU IN FACT REVOKE YOUR ACCEPTANCE, NONE OF THE SPECIFIED BENEFITS WILL BE PROVIDED. YOU FURTHER UNDERSTAND THAT AFTER THE EXPIRATION OF THE SEVEN-DAY REVOCATION PERIOD THIS LETTER AGREEMENT AND RELEASE AND WAIVER SHALL BE FOREVER BINDING.

                  e. YOU UNDERSTAND THE EFFECT OF YOUR RELEASE AND WAIVER AND THAT YOU GIVE UP ANY AND ALL RIGHTS YOU MAY HAVE, TO THE EXTENT PERMITTED BY LAW.

                  f. YOU UNDERSTAND THAT YOU WOULD NOT BE ENTITLED TO THE PAYMENTS AND BENEFITS DESCRIBED IN PARAGRAPH 2 (EXCEPT TO THE EXTENT HEALTH CARE BENEFIT CONTINUATION IS REQUIRED BY LAW) IF YOU DID NOT ENTER INTO THIS LETTER AGREEMENT AND RELEASE AND WAIVER OF CLAIMS. SHOULD YOU BRING A PROCEEDING TO CHALLENGE THE VALIDITY OF THIS LETTER AGREEMENT OR THE RELEASE AND WAIVER, YOU WILL FIRST BE REQUIRED TO PAY BACK TO THE COMPANY ALL REMUNERATION RECEIVED PURSUANT TO PARAGRAPH 2.

         9.       ENTIRE AGREEMENT; SEVERABILITY; MODIFICATION.

         This Letter Agreement and the exhibits hereto recite the full terms of the understanding between you and the Company, and supercede any prior oral or written understanding, subject to the provisions of paragraph 6 above. In the event that any provision of this Letter Agreement is

                                     - 4 -
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determined to be invalid or otherwise unenforceable, such provision shall be inapplicable and deemed omitted to the extent so invalid or prohibited, but the remainder hereof shall remain fully valid and binding and shall be given full force and effect so far as possible; provided, however, should the Release and Waiver be determined to be invalid or otherwise unenforceable, you agree to cooperate with the Company in good faith to execute a replacement binding Release and Waiver. This Letter Agreement may be modified only in a writing signed by both parties.

         10. ARBITRATION. Any dispute or controversy arising under or in connection with this Letter Agreement shall be resolved through final and binding arbitration before a single arbitrator (who has at least five (5) years experience as a professional arbitrator and is a member of the National Academy of Arbitrators) in Boston, Massachusetts, administered by the American Arbitration Association in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect.

         11. CHOICE OF LAW. This Letter Agreement shall be interpreted in accordance with Massachusetts law, the Commonwealth's conflicts of law principles excepted. Notwithstanding the foregoing, nothing in this provision is intended to alter or impede the application of the Employment Dispute Resolution Rules of the AAA in any arbitration engaged in to resolve disputes or controversies arising under or in connection with this Letter Agreement.

         12. SUCCESSORS AND ASSIGNS. This Letter Agreement shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors, assigns, and present and former employees and agents of you and the Company to the extent permitted by law.

         13. ALL TERMS SUBJECT TO APPROVAL. Notwithstanding any occurrence, including but not limited to the parties' execution of this Letter Agreement, this entire Letter Agreement, including each and every one of the terms set forth above, shall have no effect unless and until it is approved by the Company's Compensation Committee and Board. You will be notified of such approval when and if it is granted. You agree that the decisions of the Compensation Committee and the Board are not subject to review or to challenge by you.

                                         BIOPURE CORPORATION

                                         By:____________________________________

                                         Title:_________________________________



Date: _______________, 2002              _______________________________________
                                         Paul A. Looney


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                                    EXHIBIT A

                EMPLOYEE GENERAL RELEASE AND WAIVER OF ALL CLAIMS


         For good and valuable consideration, including without limitation the compensation and benefits set forth in the Letter Agreement dated June 25, 2002, between the undersigned employee and Biopure Corporation (the "Company"), to which this General Release and Waiver of All Claims is attached, the undersigned Employee, on behalf of herself and her heirs, administrators, executors, representatives, estates, attorneys, insurers, successors and assigns (hereafter referred to separately and collectively as the "Releasor"), hereby fully, finally, irrevocably and unconditionally releases, remises and discharges, to the full extent permitted by law, the Company, its past, present and future parents, subsidiaries, affiliates, divisions, operating units and related corporations, and its and their predecessors, successors and assigns, and each of its and their current, former and future shareholders, directors, officers, agents, employees, servants, representatives, insurers and attorneys (hereafter referred to separately and collectively as "Releasees"), jointly and individually, from any and all claims, suits, charges, complaints, contracts, covenants, promises, debts, losses, sums of money, obligations, demands, judgments, or causes of action of any kind whatsoever, known or unknown, at law or in equity, in tort, contract, by statute, or on any other basis, for contractual, compensatory, punitive or other damages, expenses (including attorney's fees and cost), reimbursements, or costs of any kind, which the undersigned employee ever had, now has, or may have, from the beginning of the world to the date of this Release, including but not limited to any and all claims, demands, rights, and/or causes of action arising out of or relating to the Employee's application for employment with, hiring by, or the termination of that employment by the Company including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, as amended, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act, the Massachusetts Anti-Discrimination Law (M.G. L. c. 151B), the Massachusetts Payment of Wages statute, the Massachusetts Equal Rights Act, the Massachusetts Civil Rights Act, federal or state common law, or any other applicable federal, state or local statute, regulation or ordinance.

         PLEASE READ CAREFULLY BEFORE SIGNING. THIS RELEASE AND WAIVER OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS RELATED TO YOUR APPLICATION FOR EMPLOYMENT, HIRING, EMPLOYMENT OR TERMINATION OF EMPLOYMENT BY BIOPURE CORPORATION ARISING OR EXISTING AS OF THE DATE BELOW.

         IN WITNESS WHEREOF, Employee has knowingly and voluntarily signed and sealed this RELEASE of CLAIMS on this 15th day of August 2002.

Witness:_____________________________       Signed:_____________________________


Employee's Name: Paul A. Looney

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                                    EXHIBIT B


                      EMPLOYER RELEASE AND WAIVER OF CLAIMS

         Biopure Corporation, on behalf of itself, its affiliated, related, predecessor or successor corporations, and its and their directors, officers, employees, agents, representatives and attorneys (together the "Releasor"), hereby irrevocably and unconditionally releases, acquits and forever discharges Paul Looney ("Looney") and his heirs, executors, estates, agents, representatives, successors and assigns (together the "Releasee"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, damages and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, which the Releasor now has, owns or holds, or claims to have, own or hold, or which at any time heretofore, had owned or held, or claimed to have owned or held, or which the Releasor at any time hereafter may have, own or hold, or claim to have owned or held against the Releasee based upon, arising out of or in connection with any circumstances, matter or state of fact from the beginning of the world to the date of this General Release, including but not limited to, claims or rights under any federal, state or local statutory and/or common law in any way regulating or affecting my employment relationship with the Company, subject to the limitations set forth below:

         Notwithstanding the foregoing, this Release and Waiver is not intended to and does not prohibit the Releasor from (a) enforcing this Letter Agreement dated June 25, 2002, (b) enforcing any terms and conditions of the Employee Agreement dated June 9, 1999, which, pursuant to the provisions of the Employment Agreement, survive the termination of your employment relationship with Biopure (including but not limited to any non-competition or confidentiality obligations) or (c) enforcing any terms and conditions of the Employee Agreement Concerning Protection of Company Property and the Arbitration of Legal Dispute which, pursuant to the provisions of the Employee Agreement Concerning Protection of Company Property and the Arbitration of Legal Disputes, survive the termination of your employment relationship with Biopure (including but not limited to any non-competition or confidentiality obligations).

         In Witness Whereof, Biopure Corporation, has caused this Release and Waiver to be executed and sealed this ___ day of ____________, 2002.



                                        BIOPURE CORPORATION

                                        By:_____________________________________

                                        Title:__________________________________




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                                    EXHIBIT C


                              CONSULTING AGREEMENT

         This AGREEMENT (hereinafter referred to as the "Agreement"), dated as of June _____, 2002, between BIOPURE CORPORATION (hereinafter referred to as the "Company") and Paul Looney, Inc., a individual having as his address _____________________________ (hereinafter referred to as the "Consultant");

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company is engaged in the research, development, manufacture, and marketing of hemoglobin based oxygen transport products for use in human and veterinary medicine; and

         WHEREAS, the Consultant was an employee of the Company and resigned his employment on August 15, 2002; and

         WHEREAS, the Company desires to retain the services of the Consultant from time to time;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth and of the promises contained herein, the Company and the Consultant hereby agree as follows:

         1. ENGAGEMENT AS INDEPENDENT CONTRACTOR. The Company hereby employs the Consultant as an independent contractor and the Consultant hereby accepts said engagement under the terms and conditions set forth herein.

         2. DUTIES OF CONSULTANT. The Consultant shall serve as an advisor to the Company, reporting to and under the direction of the Chief Executive Officer or his designee, and is generally expected to advise, consult, and, as appropriate, assist the Company on transition of management and the operations of the Company when and as requested to do so by the Company.

         3. CONSULTANT'S COMPENSATION. The Company shall pay the Consultant a minimum of $50,000 per year, in equal monthly installments, for each of the three years following the last day of employment of the Consultant by the Company (the "Consulting Period"). The Consultant shall work, if requested, 37 days during the three-year Consulting Period for the $150,000 aggregate fee for the three years. For any day worked in excess of 37 days during the Consulting Period, the Consultant shall receive additional compensation in the amount of $1,341 per day.

         4. EXPENSES. The Company will promptly reimburse the Consultant, upon submission by the Consultant of an adequately detailed and documented listing of such expenses, the Consultant's reasonable out-of-pocket expenses incurred in performing his duties under this Agreement provided such expenses are incurred at the request of the Company, not inlcuding commuting expenses.

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        5. REPRESENTATIONS BY THE CONSULTANT. The Consultant represents and warrants to the Company that (i) he is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous consulting engagements or employment containing confidentiality or noncompete covenants, which adversely affects or conflicts with the Consultant's ability to enter into or perform his duties under this Agreement; (ii) there is no impediment to his being accessible and available, with reasonable notice, to the Company to perform his duties under this Agreement; and (iii) he is not currently engaged in any activity described in Section 8 below.

        6.  CONFIDENTIALITY.

                (a) CONFIDENTIAL INFORMATION. The Consultant acknowledges that as a result of the Consultant's engagement with the Company, the Consultant will necessarily become informed of, and have access to, certain non-public information about the Company and its subsidiaries, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, customers, suppliers, methods of manufacture, preclinical and clinical information, sales, prices, profits, costs, and contracts ("Confidential Information"). The Consultant shall not at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity without the prior written approval of the board of directors or the Chief Executive Officer of the Company (which approval may be withheld in the sole discretion of such board or officer), any of the Confidential Information (a) except to the responsible officers and employees of the Consultant who have a need for such information for purposes in the best interests of the Company; (b) except for such information that legally and legitimately is or becomes of general public knowledge from authorized sources other than the Consultant; and
(c) except, after prior consultation with the Company, any legally required disclosure. Confidential Information shall include information contributed, developed or acquired by the Consultant in the performance of services hereunder. The Consultant shall be jointly and severally liable for any breach hereof by him or any transferee of Confidential Information from the Consultant, including any employee, consultant, agent or advisor of the Consultant.

                (b) RETURN OF PROPERTY UPON TERMINATION. All documents (including but not limited to all originals, copies and summaries of manuals, memoranda, notes, notebooks, records, reports, plans, drawings, and other documents or items of any kind concerning any matters affecting or relating to the Business or Potential Business, each as defined below, of the Company), information and other property of the Company, whether or not they contain or comprise Confidential Information, are and shall continue to be the property of the Company to be held by the Consultant in trust and solely for the Company's benefit. All such documents, information or other property in the possession or under the control of the Consultant (whether in electronic or hard copy form, whether stored or maintained on Company-owned or privately-owned equipment or discs (including wireless or hand-held equipment), and whether located at the Company's place of business or in any other location (including the private residence of any employee, agent or advisor of the Consultant)) shall be delivered to the Company by the Consultant immediately upon termination of this Agreement.

             (c) FURTHER ASSURANCES. The Consultant will execute and deliver all instruments, including assignments of copyrights or patents, that may be necessary or desirable to vest in the Company title to and possession of the Confidential Information contributed, developed or acquired by the Consultant.

         7. NON-COMPETITION. During the period of this Agreement and for two (2) years thereafter, the Consultant will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity, carry on or engage in, or advise or own any interest in, any entity that carries on or engages in activities in North America in competition with the Business or Potential Business of the Company or its subsidiaries.

         8. NON-SOLICITATION OF EMPLOYEES. During the period of this Agreement and for two (2) years thereafter, the Consultant will not, directly or indirectly, on his or his own behalf or on behalf of any person, firm or company, solicit for employment, hire, or attempt to persuade any employee or agent of or consultant to the Company, who was employed by the Company or any of its subsidiaries at any time during the one (1) year period immediately preceding such solicitation, to terminate his relationship with the Company.

         9. GENERALLY APPLICABLE PROVISIONS. The time periods provided for in Sections 8 and 9 shall be extended for any period of time in which the Consultant is in violation of any of the provisions of such Sections. The "Business" of the Company or its subsidiaries shall mean the development, manufacture and marketing of oxygen therapeutics for intravenous use in humans or animals, or any other business being conducted by the Company at the time of the termination of this Agreement. The "Potential Business" of the Company or its subsidiaries shall mean any additional lines of business that the Company or its subsidiaries have undertaken to develop at any time during the last year (or, if less than one year, the entire period) of this Agreement. Anything in
Section 8 to the contrary notwithstanding, the Consultant may invest in stock, bonds, or other securities of any business in competition with the Business of the Company (but without otherwise participating in such competition with the Company) if (a) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (b) its or his investment does not exceed, in the case of any class of the capital stock of any one issuer, three percent (3%) of the issued and outstanding shares, or, in the case of other securities, three percent (3%) of the aggregate principal amount thereof issued and outstanding.

         10. DISPUTE RESOLUTION. (a) Except as set forth in paragraph 11(b) below, any claim, cause of action, dispute or controversy arising between the Consultant and the Company with regard to the Consultant's relationship with the Company shall be resolved through final and binding arbitration before a single arbitrator (who has at least five (5) years experience as a professional arbitrator and is a member of the National Academy of Arbitrators) in Boston, Massachusetts, administered by the American Arbitration Association.

         11. AVAILABILITY OF INJUNCTIVE RELIEF. The parties agree that in the event of the Consultant's breach of Section 7, 8 or 9, the Company would have no adequate relief at law and shall be entitled, in addition to all other remedies which may be available to it, to injunctive

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relief in any court of competent jurisdiction to prevent or otherwise restrain or terminate any actual or threatened breach of such sections by the Consultant. Either party may, without inconsistency with Section 11, apply to any court having jurisdiction over such dispute and seek interim, provisional, injunctive or other equitable relief until the arbitration award is rendered or the dispute is otherwise resolved. By signing this Agreement, Consultant consents to the exercise of jurisdiction and venue over such disputes by the federal and state courts of the Commonwealth of Massachusetts.

        12.   Miscellaneous.

                (a) The failure of any provision of this Agreement shall in no manner affect the right to enforce the remaining portions of this Agreement, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision. If any court construes any of the covenants herein, or any part thereof, to be unenforceable because of the duration of such provisions or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                (b) The foregoing contains the entire agreement between the Company and the Consultant with respect to the Consultant's engagement as an independent contractor, and no modification hereof shall be binding upon a party unless the same is in writing signed by such party thereto.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date herein first set forth above.



________________________________
PAUL A. LOONEY



BIOPURE CORPORATION


By:    ________________________

Title: ________________________

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                                    EXHIBIT D



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